                                                                 Exhibit e(1)(g)


                                 AMENDMENT NO. 6
                        TO THE THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                         AIM INVESTMENT SECURITIES FUNDS

    (APPLICABLE TO CLASS A SHARES, CLASS A3, CLASS C SHARES, CLASS R SHARES,
             AIM CASH RESERVE SHARES AND INSTITUTIONAL CLASS SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

      The Third Amended and Restated Master Distribution Agreement (the "Agreement"), dated November 28, 2000, by and between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

      1.    The following paragraph is added at the end of Section FOURTH: (A):

            "The public offering price of the Investor Class shares of the Company shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Investor Class shares' prospectus and statement of additional information."

      2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

      CLASS A SHARES

      AIM High Yield Fund
      AIM Income Fund
      AIM Intermediate Government Fund
      AIM Limited Maturity Treasury Fund
      AIM Municipal Bond Fund
      AIM Total Return Bond Fund

      CLASS A3 SHARES

      AIM Limited Maturity Treasury Fund

      CLASS C SHARES

      AIM High Yield Fund
      AIM Income Fund
      AIM Intermediate Government Fund
      AIM Money Market Fund
      AIM Municipal Bond Fund
      AIM Short Term Bond Fund
      AIM Total Return Bond Fund

      CLASS R SHARES

      AIM Income Fund
      AIM Intermediate Government Fund
      AIM Money Market Fund

      AIM CASH RESERVE SHARES

      AIM Money Market Fund

      INSTITUTIONAL CLASS SHARES

      AIM Limited Maturity Treasury Fund

      INVESTOR CLASS SHARES

      AIM High Yield Fund
      AIM Income Fund
      AIM Intermediate Government Fund
      AIM Money Market Fund
      AIM Municipal Bond Fund"



      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                     , 2003
        -------------------

                                              AIM INVESTMENT SECURITIES FUNDS

Attest:                                       By:
          ------------------------------          ------------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President

                                              A I M DISTRIBUTORS, INC.

Attest:                                       By:
          ------------------------------          ------------------------------
          Assistant Secretary                     Michael J. Cemo
                                                  President


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